Exhibit 99.2
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
Anchor Drilling Fluids USA, Inc. Acquisition
Index of Financial Statements
Calumet Specialty Products Partners, L.P. unaudited pro forma consolidated financial statements:

Introduction	2
Unaudited pro forma consolidated balance sheet as of December 31, 2013	3
Unaudited pro forma consolidated statement of operations for the year ended December 31, 2013	4
Notes to unaudited pro forma consolidated financial statements	5

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
INTRODUCTION
Following are the unaudited pro forma consolidated financial statements of Calumet Specialty Products Partners, L.P. (“Calumet”) as of and for the year ended December 31, 2013. The unaudited pro forma consolidated financial statements give effect to the transactions as defined in Note 1 of the Notes to Unaudited Pro Forma Consolidated Financial Statements (the “Transactions”).
The unaudited pro forma consolidated financial statements and accompanying notes should be read together with Calumet’s related historical consolidated financial statements and notes thereto included on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission and Anchor’s historical financial statements and notes thereto. The unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statement of operations were derived by adjusting the historical consolidated financial statements of Calumet and Anchor. These adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual effects of the Transactions may differ from the effects reflected in the unaudited pro forma consolidated financial statements. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited consolidated pro forma financial statements.
The unaudited pro forma consolidated financial statements are not necessarily indicative of the consolidated financial condition or results of operations of Calumet had the Transactions actually been completed at the beginning of the period or as of the date specified. Moreover, the unaudited pro forma consolidated financial statements do not project consolidated financial position or results of operations of Calumet for any future period or at any future date.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(In millions)

	As of December 31, 2013
	Calumet Historical	Anchor Historical	Reclassifications (n)	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$121.1	$4.8	$—	$61.9	(a)	$187.8
Accounts receivable:
Trade	250.3	64.5	(15.9)	—		298.9
Other	13.0	—	—	—		13.0
	263.3	64.5	(15.9)	—		311.9
Income tax receivable	—	1.5	—	—		1.5
Inventories	567.4	52.4	—	0.5	(b)	620.3
Derivative assets	—	—	—	—		—
Deferred income taxes	—	0.9	—	—		0.9
Prepaid expenses and other current assets	18.9	1.3	15.9	—		36.1
Deposits	3.7	—	—	—		3.7
Total current assets	974.4	125.4	—	62.4		1,162.2
Property, plant and equipment, net	1,160.4	15.3	—	21.5	(c)	1,197.2
Investment in unconsolidated affiliate	33.4	2.5	—	—		35.9
Goodwill	207.0	28.2	—	51.7	(d)	286.9
Other intangible assets, net	212.9	18.8	—	51.8	(e)	283.5
Other noncurrent assets, net	100.0	0.1	—	6.4	(f)	106.5
Total assets	$2,688.1	$190.3	$—	$193.8		$3,072.2
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$355.8	$35.6	$—	$—		$391.4
Accrued interest payable	22.5	—	—	(7.8)	(a)	14.7
Accrued salaries, wages and benefits	14.0	—	1.6	—		15.6
Other taxes payable	18.4	—	1.2	—		19.6
Other current liabilities	36.2	2.8	(2.8)	—		36.2
Current portion of long-term debt	0.4	108.1	—	(108.1)	(m)	0.4
Derivative liabilities	54.8	—	—	—		54.8
Total current liabilities	502.1	146.5	—	(115.9)		532.7
Deferred income taxes	—	4.9	—	29.5	(p)	34.4
Pension and postretirement benefit obligations	11.7	—	—	—		11.7
Other long-term liabilities	1.1	—	—	—		1.1
Long-term debt, less current portion	1,110.4	—	—	409.2	(g)	1,519.6
Total liabilities	1,625.3	151.4	—	322.8		2,099.5
Commitments and contingencies
Partners’ capital:
Owner’s contributed capital	—	21.6	—	(21.6)	(h)	—
Retained earnings	—	17.3	—	(17.3)	(h)	—
Limited partners’ interest	1,079.6	—	—	(0.5)	(i)	991.3
				(87.8)	(o)
General partner’s interest	36.6	—	—	—	(i)	34.8
				(1.8)	(o)
Accumulated other comprehensive loss	(53.4)	—	—	—		(53.4)
Total partners’ capital	1,062.8	38.9	—	(129.0)		972.7
Total liabilities and partners’ capital	$2,688.1	$190.3	$—	$193.8		$3,072.2
See accompanying notes to unaudited pro forma consolidated financial statements.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In millions except unit and per unit data)

	Year Ended December 31, 2013
	Calumet Historical	Anchor Historical	Anchor Reclassifications (n)	Adjustments		Pro Forma
Sales	$5,421.4	$309.4	$—	$—		$5,730.8
Cost of sales	5,011.4	196.6	8.0	(1.3)	(1)	5,214.7
Gross profit	$410.0	$112.8	$(8.0)	$1.3		$516.1
Operating costs and expenses:
Selling	62.6	—	47.4	5.8	(k)	115.8
General and administrative	82.1	4.5	—	—		86.6
Field and division expense	—	80.3	(80.3)	—		—
Transportation	142.7	—	25.5	—		168.2
Amortization of intangibles	—	1.1	(1.1)	—		—
Taxes other than income taxes	14.2	—	0.6	—		14.8
Other	16.8	—	(0.3)	—		16.5
Operating income	$91.6	$26.9	$0.2	$(4.5)		$114.2
Other income (expense):
Interest expense	(96.8)	(9.3)	(0.9)	9.3	(j)	(97.7)
Amortization of debt issuance costs	—	(0.9)	0.9	—		—
Debt extinguishment costs	(14.6)	—	—	—		(14.6)
Realized loss on derivative instruments	(4.7)	—	—	—		(4.7)
Unrealized gain on derivative instruments	25.7	—	—	—		25.7
Other	2.7	(0.4)	(0.2)	—		2.1
Total other expense	$(87.7)	$(10.6)	$(0.2)	$9.3		$(89.2)
Income before income taxes	3.9	16.3	—	4.8		25.0
Income tax expense	0.4	8.1	—	(5.4)	(q)	3.1
Net income	$3.5	$8.2	$—	$10.2		$21.9
Allocation of Net income:
Net income	$3.5					$21.9
General partner’s interest in net income	0.1					0.4
General partner’s incentive distribution rights	14.7					14.7
Nonvested share based payments	0.2					—
Net income (loss) available to limited partners	$(11.5)					$6.8

Weighted average limited partner units outstanding - basic and diluted	67,938,784					69,609,400

Limited partners’ interest basic and diluted net income (loss) per unit	$(0.17)					$0.10
Cash distribution declared per limited partner interest	$2.70					$2.70
See accompanying notes to unaudited pro forma consolidated financial statements.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

 Note 1. Basis of Presentation
The historical financial information as of and for the year ended December 31, 2013 is derived from the historical audited consolidated financial statements of Calumet and Anchor Drilling Fluids USA, Inc. (“Anchor”). The pro forma adjustments described below (collectively, the “Transactions”) have been prepared as if the Transactions described in these footnotes had taken place on December 31, 2013, in the case of the pro forma balance sheet or as of January 1, 2013, in the case of the pro forma statement of operations for the year ended December 31, 2013.
Assumptions and estimates underlying the pro forma adjustments are described in the notes below, which should be read in conjunction with the pro forma statement of operations. Since the pro forma statement of operations has been prepared based upon estimates and assumptions, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations reflects the following Transactions:

•	the acquisition by Calumet of Anchor on March 31, 2014 for $243.0 million, which is subject to working capital adjustments;

•	the sale by Calumet of $900 million of 6.5% senior notes due 2021 on March 31, 2014 (“2021 Notes”) and the related redemption of $500 million 9.375% senior notes due 2019 (“2019 Notes”);

•	the payment of underwriting discounts, commissions and estimated offering and acquisition expenses;

•	the redemption of $100.0 million 9.375% senior notes due 2019 on November 26, 2013; and

•	the issuance of 5,750,000 common units on January 8, 2013, 5,250,000 common units on April 1, 2013 and 787,500 common units on April 4, 2013.
Note 2. Pro Forma Adjustments and Assumptions
(a) Reflects the net change in cash and cash equivalents as a result of (i) the sale by Calumet of 2021 Notes, (ii) cash paid for the redemption of the 2019 Notes and (iii) the acquisition of Anchor. The individual components are as follows (in millions):

December 31, 2013
Proceeds from the sale of 2021 Notes	$900.0
Underwriting discounts, commissions and estimated offering and transaction expenses	(15.9)
Net proceeds from the sale of 2021 Notes	$884.1

Cash paid for the redemption of 2019 Notes	$(500.0)
Debt extinguishment costs, excluding non-cash write off of debt discount and debt costs	(70.9)
Accrued interest paid relating to the 2019 Notes	(7.8)
Total cash paid for the redemption of 2019 Notes	$(578.7)

Aggregate cash paid by Calumet for the acquisition of Anchor	$(243.0)
Acquisition expenses paid by Calumet for the acquisition of Anchor	(0.5)
Total cash paid for the acquisition of Anchor	$(243.5)

Adjustment to cash and cash equivalents	$61.9
(b) Reflects an adjustment to record Anchor’s inventories at fair value. The preliminary fair value of Anchor’s inventories was $52.9 million at December 31, 2013 compared to a carrying value of $52.4 million resulting in a total increase to inventories of $0.5 million.
(c) Reflects an adjustment to record Anchor’s property, plant and equipment at fair value. The preliminary fair value of acquired property, plant and equipment was $36.8 million at December 31, 2013 compared to a carrying value of $15.3 million resulting in a total increase to property, plant and equipment of $21.5 million.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(d) Reflects the goodwill arising from the Anchor acquisition. Goodwill was determined as follows (in millions):

Anchor purchase price (excluding estimated acquisition expenses)	$243.0
Cash acquired	(4.8)
Anchor purchase price, net of cash acquired	$238.2
Less:
Fair value of liabilities assumed	$(72.8)
Fair value of identifiable assets acquired	231.1
Goodwill arising from the transaction	$79.9
Removal of Anchor historical goodwill	(28.2)
Adjustment to goodwill	$51.7
(e) Reflects an adjustment to record intangible assets, based on a preliminary appraisal, related to the Anchor acquisition consisting of the following (in millions):

Intangible assets preliminary fair value:
Customer relationships (20 years)	$49.8
Tradenames (20 years)	17.9
Non-competition agreements (2 years)	2.9
Total intangible assets preliminary fair value	$70.6
Removal of Anchor historical intangible assets	(18.8)
Adjustment to intangible assets	$51.8
Customer relationships are being amortized using discounted estimated future cash flows based upon assumed rates of annual customer attrition. Tradenames and non-competition agreements are being amortized properly to match expense with discounted estimated future cash flows over the terms of the related agreements or the period expected to be benefited. Agreements with terms allowing for the potential extension of such agreements are being amortized based on the initial term only. The estimated amortization for the pro forma consolidated intangible assets of Calumet for the five years following the acquisition is as follows:

Year	Amortization Amount
2014	$33.1
2015	$40.9
2016	$34.6
2017	$29.9
2018	$25.1
(f) Reflects the net change in other non-current assets of $6.4 million due to underwriting discounts, commissions and estimated offering and transaction expenses of $15.9 million as a result of the sale of the 2021 Notes, partially offset by the write-off of $9.5 million of debt costs from the redemption of the 2019 Notes.
(g) Reflects the net change in debt of $409.2 million relating to the sale of the $900.0 million of 2021 Notes issued at par and the redemption of the 2021 Notes of $490.8 million, net of $9.2 million of debt discount.
(h) Reflects elimination of Anchor’s historical total stockholder’s equity balance.
(i) Reflects an adjustment related to Anchor acquisition related expenses of $0.5 million. Additionally, these expenses are not reflected in the unaudited pro forma consolidated statement of operations as they are nonrecurring expenses.
(j) Reflects net change in interest expense as a result of the sale by Calumet on March 31, 2014 of the 2021 Notes and the related redemption of the 2019 Notes. The individual components of the net change in interest expense are as follows (in millions):

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2013
Interest expense as reported by Calumet	$96.8
Interest expense as reported by Anchor after reclassifications ( n)	10.2
Total interest expense prior to adjustments	$107.0

Adjustment to interest expense for reduction in revolving credit facility	$(0.5)
Pro forma interest expense associated with the 2021 Notes	1.4
Adjustment to interest expense for debt issued	$0.9
Removal of interest expense for debt not acquired related to Anchor acquisition	(10.2)
Adjustment to interest expense	$(9.3)

Total Pro forma adjusted interest expense	$97.7
(k) Reflects an adjustment to amortization expense resulting from recording Anchor’s intangible assets.
(1) Reflects the adjustment to depreciation expense resulting from recording Anchor’s fixed assets at their preliminary fair value.
(m) Reflects an adjustment to remove debt which was not assumed in the acquisition of Anchor by Calumet.
(n) Certain reclassifications have been made in the historical Anchor financial statements to conform to Calumet’s financial statement presentation. These reclassifications have no impact on net income or partner’s capital. These reclassifications are comprised principally of the following items:

•	Reclassifications between accounts receivable to conform the presentation of prepaid expenses and other current assets.

•	Reclassifications between other current liabilities to conform the presentation of accrued salaries, wages and benefits and other taxes payable.

•	Reclassifications between field and division expense to conform the presentation of cost of sales, various operating expenses and other.

•	Reclassifications between amortization of intangibles to conform the presentation of selling expenses.

•	Reclassifications between amortization of debt issuance costs to conform the presentation of interest expense.
(o) Reflects a change in debt extinguishment costs of $89.6 million as a result of the redemption of the 2019 Notes. Additionally, these costs are not reflected in the unaudited pro forma consolidated statement of operations as they are nonrecurring costs.
(p) Reflects an adjustment to record the deferred income taxes at the date of acquisition. Anchor was purchased as a corporation resulting in a difference between the revised asset basis and the historical basis of $73.8 million. Based upon a statutory tax rate of 40%, an adjustment to deferred income taxes of $29.5 million was recorded.
(q) Reflects an adjustment to income tax expense based upon a statutory tax rate of 40% to the pro forma adjustments.
 Note 3. Pro Forma Net Income Per Unit
Pro forma net income per unit is determined by dividing the pro forma net income available to the limited partners’ interest, after deducting (i) the general partner’s interest in the pro forma net income, (ii) the general partner’s incentive distribution rights and (iii) share based payments, by the weighted average number of limited partner units expected to be outstanding at the closing of the offerings. For purposes of the calculation of pro forma net income per limited partner unit, it was assumed that the number of common units outstanding was increased by 11,787,500 as of January 1, 2013 which reflects the sale of 5,750,000 common units on January 8, 2013, 5,250,000 common units on April 1, 2013 and 787,500 common units on April 4, 2013.